UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2008

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS: ELECTION OF DIRECTORS: APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 28, 2008, the shareholders of Standex International Corporation (the “Company”) approved the Standex International Corporation 2008 Long Term Incentive Plan (the “Plan”), which became effective upon the receipt of shareholder approval.  The Plan replaces the Company’s 1998 Long Term Incentive Plan (the “1998 Plan”), which expired on October 27, 2008.

The Plan will allow the Company, acting through the Compensation Committee of the Board of Directors, which has been designated as the administrator of the Plan, to grant cash and various forms of stock-based compensation to its key employees and independent non-employee directors, including the chief executive officer, chief financial officer and other “named executive officers” of the Company, as reported in the Company’s most recent proxy statement, dated September 17, 2008.

The Plan makes 600,000 shares of common stock of the Company available for grant, plus any shares, up to no more than 150,000, which remain or become available under the 1998 Plan.  The types of grants that can be made under the Plan, all of which shall be set out in written agreements, include stock options, stock appreciation rights, restricted stock, both time-based and performance-based, unrestricted stock, and performance share awards, in which the grant of shares is dependent upon the meeting of specified performance criteria over a time period selected by the Compensation Committee.  The Committee may also grant performance cash awards, providing for performance-based cash, rather than stock awards, to executives designated by the Committee, in amounts not to exceed $2.5 million to any executive pursuant to any one such award.  Similarly, no one individual may be awarded more than 150,000 shares in any one calendar year.

The Plan also contains a provision stating that in the event that the Company becomes required under the federal securities laws to restate its publicly-reported financial results because of any non-compliance with the financial reporting requirements of the federal securities laws, the Board of Directors shall have the right to recover any excess amounts awarded under the plan to the chief executive officer, chief financial officer, or any other executive of the Company who is determined by the Board to have engaged in misconduct, as determined by the Board, in the reporting of financial results that were subsequently restated.

The Plan will expire on the earlier to occur of October 28, 2018 or the date on which no shares remain available for issuance under the Plan.

The foregoing summary is qualified in its entirety by reference to the Company’s 2008 Long Term Incentive Plan, which is attached as Exhibit 10 and incorporated herein by this reference.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 28, 2008, the Board of Directors of the Company voted to amend and restate the By-Laws of the Company effective November 1, 2008.  Following is a summary of the material change to the Company’s By-Laws contained in the amended and restated By-Laws:

•

The Annual Meeting of Shareholders has been changed from the last Tuesday in October to the last Wednesday in October.

The foregoing summary is qualified in its entirety by reference to the Company’s amended and restated By-Laws which is attached as Exhibit 3(b) and incorporated herein by this reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.

Description

3(b)

By-Laws of Registrant, as amended and restated

10

2008 Long Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas D. DeByle
Thomas D. DeByle Chief Financial Officer

Date: October 30, 2008

Signing on behalf of the registrant and as principal financial officer